Exhibit h.12

STRUCTURING FEE AGREEMENT

November [    ], 2015

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

This agreement (this “Agreement”) is among Nuveen Fund Advisors, LLC (the “Adviser”), Nuveen Short Duration Credit Opportunities Fund (the “Fund”) and Morgan Stanley & Co. LLC (“Morgan Stanley”) with respect to the Fund’s Offering of Term Preferred Shares (each as defined below).

1. Fee. (a) In consideration for assisting the Fund relating to, but not limited to, the design and structuring of, and marketing assistance with respect to, the Fund’s Term Preferred Shares, Series 2020, with a liquidation preference of $1,000 per share (the “Term Preferred Shares”), and assistance with respect to the offering (the “Offering”) of the Term Preferred Shares, including without limitation, views from an investor market perspective on the proposed terms of the Term Preferred Shares, the Fund shall pay a fee to Morgan Stanley calculated at 0.50% of the aggregate price to the public of all Term Preferred Shares sold by the Fund in the Offering equal to $[            ] (the “Fee”).

(b) Subject to paragraph (c), the Fee paid to Morgan Stanley shall not exceed 0.50% of the aggregate price to the public of all Term Preferred Shares sold by the Fund in the Offering. In the event the Offering does not proceed, Morgan Stanley will not receive any fees under this Agreement; however, for the avoidance of doubt, accountable expenses actually incurred may be payable by the Fund to Morgan Stanley pursuant to the terms of the principal underwriting agreement relating to the Offering (the “Underwriting Agreement”).

(c) Notwithstanding paragraph (a), in the event that the Fund (or any person or entity affiliated with the Fund or any sub-adviser to the Fund or acting on behalf of or at the direction of any of the foregoing) compensates or agrees to compensate any other broker or dealer (each, an “Other Broker”) for any services or otherwise in connection with the Offering or with respect to the Term Preferred Shares, whether such compensation be denominated a fee, an expense reimbursement, a set-off, a credit or otherwise (such compensation with respect to any Other Broker, such Other Broker’s “Other Compensation”), then the amount of the Fee shall be increased as and to the extent necessary so that the Fee payable to Morgan Stanley hereunder, expressed as (i) a dollar amount or (ii) a percentage of the aggregate price to the public of all Term Preferred Shares sold by the Fund in the Offering, is no less than the Other Compensation, expressed as (i) a dollar amount or (ii) a percentage of the aggregate price to the public of all Term Preferred Shares sold by the Fund in the Offering, respectively.

(d) The Fund shall pay the Fee to Morgan Stanley on the closing of the purchase and sale of the Term Preferred Shares pursuant to the Underwriting Agreement on November [    ], 2015, by wire transfer to the order of Morgan Stanley using the following wire instructions:

Account Name: Morgan Stanley and Company Accounts Receivable Incoming Wires

Bank Account: 30883158

ABA: 021000089

Swift Code: CITIUS33

Branch Address:

Citibank New York

111 Wall Street

New York, NY 10043

Please notify “ardeposits@morganstanley.com” when the wire is sent.

(e) The Fund acknowledges that the Fee is in addition to any compensation Morgan Stanley earns in connection with its role as an underwriter to the Fund in the Offering, which services are distinct from and in addition to the services described above.

2. Term. This Agreement shall terminate upon payment of the entire amount of the Fee, as specified in Section 1 hereof, or upon the termination of the Underwriting Agreement without the Term Preferred Shares having been delivered and paid for, except as provided in Sections 3 and 4.

3. Indemnification. The Fund and the Adviser, jointly and severally, agree to the indemnification and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

4. Confidential Advice. None of any advice rendered by Morgan Stanley to the Fund or any communication from Morgan Stanley in connection with the services performed by Morgan Stanley pursuant to this Agreement will be quoted or referred to orally or in writing, or reproduced or disseminated, by the Fund or any of its affiliates or any of their agents to any third party, without Morgan Stanley’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), except (i) the Fund may disclose the foregoing to any regulatory authority in response to a regulatory proceeding, process, inquiry or request, so long as the Fund gives Morgan Stanley prompt notice, as reasonably practicable under the circumstances, thereof unless in the reasonable opinion of the Fund’s counsel it is not legally able to do so, (ii) to the extent otherwise required by law, judicial process or applicable regulation (after consultation with, and approval (not to be unreasonably withheld, conditioned or delayed) as to form and substance by, Morgan Stanley and its counsel, unless in the reasonable opinion of the Fund’s counsel it is not legally able to so consult) and (iii) on a confidential need-to-know basis, to the trustees of the Fund and their legal counsel, auditors and other advisors. This confidentiality provision will terminate eighteen months from the date first written above.

5. Not an Investment Adviser. The Fund and the Adviser acknowledge that Morgan Stanley is not providing any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund’s portfolio. No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of Morgan Stanley, and Morgan Stanley is not agreeing hereby, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities; or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services. The Fund’s engagement of Morgan Stanley is not intended to confer rights upon any person (including any shareholders or creditors of the Fund) not a party hereto as against Morgan Stanley or its affiliates, or their respective directors, trustees, officers, employees or agents, successors, or assigns.

6. Not Exclusive. Nothing herein shall be construed as prohibiting Morgan Stanley or its affiliates from acting as an underwriter or financial advisor or in any other capacity for any other persons (including other registered investment companies or other investment managers). Neither this Agreement nor the performance of the services contemplated hereunder shall be considered to constitute a partnership, association or joint venture between Morgan Stanley and the Fund. In addition, nothing in this Agreement shall be construed to constitute Morgan Stanley as the agent or employee of the Fund or the Fund as the agent or employee of Morgan Stanley, and neither party shall make any representation to the contrary. It is understood that Morgan Stanley is engaged hereunder solely to provide the services described above to the Fund and that Morgan Stanley is not acting as an agent or fiduciary of, and Morgan Stanley shall not have any duties or liability to, the current or future partners or equity owners of the Fund or any other third party in connection with its engagement hereunder, all of which are hereby expressly waived to the extent the Fund has the authority to waive such duties and liabilities. For the avoidance of doubt, it is acknowledged and agreed that the Fund may pay compensation of any kind to any other person for services the same as, or similar to, the services provided by Morgan Stanley hereunder.

7. Assignment. This Agreement may not be assigned by either party without prior written consent of the other party.

8. Amendment; Waiver. No provision of this Agreement may be amended or waived except by an instrument in writing signed by the parties hereto.

9. Governing Law; Consent to Jurisdiction; WAIVER OF JURY TRIAL. This Agreement and any claim, counterclaim, dispute or proceeding of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York. No Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York (and of the appropriate appellate courts therefrom), which courts shall have exclusive jurisdiction over the adjudication of such matters except as provided below. Each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Claim and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such Claim in any such court or that any such Claim brought in any such court has been brought in an inconvenient forum. Process in any such Claim may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party at the address provided in Section 11 shall be deemed effective service of process on such party to the extent consistent with applicable laws. EACH OF MORGAN STANLEY AND THE FUND AND THE ADVISER WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT. EACH OF MORGAN STANLEY, THE FUND AND THE ADVISER AGREE THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON MORGAN STANLEY, THE FUND AND THE ADVISER, AS THE CASE MAY BE, AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH MORGAN STANLEY, THE FUND OR THE ADVISER ARE OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

10. Entire Agreement. This Agreement (including the attached Indemnification Agreement) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect.

11. Notices. All notices required or permitted to be sent under this Agreement shall be sent, if to the Fund or the Adviser:

Nuveen Short Duration Credit Opportunities Fund

333 West Wacker Drive

Chicago, Illinois 60606

Attention: Kevin J. McCarthy, Vice President and Secretary

or if to Morgan Stanley:

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Attention: General Counsel

or such other name or address as may be given in writing to the other parties. Any notice shall be deemed to be given or received on the third day after deposit by certified U.S. mail, postage prepaid, or when actually received, whether by hand, express delivery service or facsimile or other electronic transmission, whichever is earlier.

12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission that accurately depicts a manual signature shall be effective as delivery of a manually executed counterpart hereof.

13. Disclaimer of Liability of Trustees and Beneficiaries. A copy of the Declaration of Trust of the Fund is on file with the Secretary of the Commonwealth of Massachusetts, and notice hereby is given that this Agreement is executed on behalf of the Fund by an officer of the Fund in his or her capacity as an officer of the Fund and not individually and that the obligations under or arising out of this Agreement are not binding upon any of the trustees, officers or shareholders individually but are binding only upon the assets and properties of the Fund.

(Signature Pages Follow)

This agreement shall be effective as of the date first written above.

Very Truly Yours,

NUVEEN FUND ADVISORS, LLC

By:
Name:
Title:

NUVEEN SHORT DURATION CREDIT OPPORTUNITIES FUND

By:
Name:	Kevin J. McCarthy
Title:	Vice President

Accepted and agreed to as of the date first above written:

MORGAN STANLEY & CO. LLC

By:
Name:
Title:

INDEMNIFICATION AGREEMENT

November [    ], 2015

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

In connection with the engagement of Morgan Stanley & Co. LLC (“Morgan Stanley”) to advise and assist Nuveen Short Duration Credit Opportunities Fund (together with its successors and assigns, referred to as the “Fund”) with the matters set forth in the Structuring Fee Agreement dated the date hereof among the Fund, Nuveen Fund Advisors, LLC (the “Adviser”) and Morgan Stanley (the “Fee Agreement”), in the event that Morgan Stanley becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a “Proceeding”) with respect to the services performed in connection with, or arising out of, or based upon the Fee Agreement, including, without limitation, related services and activities prior to the date of the Fee Agreement, the Fund and the Adviser have, jointly and severally, agreed to indemnify and hold harmless Morgan Stanley and Morgan Stanley’s affiliates and their respective officers, directors, employees and agents and each other person, if any, controlling Morgan Stanley or any of Morgan Stanley’s affiliates (Morgan Stanley and each such other person being an “Indemnified Person”) from and against any losses, claims, damages or liabilities related to, arising out of or in connection with the activities (the “Activities”) performed by any Indemnified Person in connection with, or arising out of, or based upon, the Fee Agreement and/or any action taken by any Indemnified Person in connection therewith (including, without limitation, any presentation given by the Fund or any affiliate of the Fund and an Indemnified Person relating to the Term Preferred Shares, Series 2020 with a liquidation preference of $1,000 per share (the “Term Preferred Shares”) of the Fund), and will reimburse each Indemnified Person for all expenses (including reasonably incurred fees and expenses of counsel) as they are incurred in connection with investigating, preparing, pursuing or defending any Proceeding related to, arising out of or in connection with the Activities, whether or not pending or threatened and whether or not any Indemnified Person is a party. The Fund and the Adviser will not, however, be responsible for any losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith, gross negligence or willful misconduct of any Indemnified Person. The Fund and the Adviser also agree that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Fund or the Adviser related to, arising out of or in connection with the Activities, except for any such liability for losses, claims, damages or liabilities incurred by the Fund or the Adviser that are finally judicially determined to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnified Person.

Notwithstanding the foregoing, in no event shall the Fund or the Adviser be responsible for any losses, claims, damages or liabilities to any Indemnified Person arising from any such

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Proceeding in excess of the gross proceeds received by the Fund from the offering of the Term Preferred Shares of the Fund (the “Offering”); provided, however, that the Fund and the Adviser shall, as set forth above, jointly and severally indemnify and be responsible for, regardless of the gross proceeds received by the Fund from the Offering, all expenses (including reasonably incurred fees and expenses of counsel) incurred in connection with investigating, preparing, pursuing or defending any Proceeding related to, arising out of or in connection with the Activities, whether or not pending or threatened and whether or not any Indemnified Person is a party, as set forth above.

The Fund and the Adviser will not, without Morgan Stanley’s prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any Proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination includes a release of each Indemnified Person from any liabilities arising out of such Proceeding. No Indemnified Person seeking indemnification, reimbursement or contribution under this agreement (the “Indemnification Agreement”) will, without the Fund’s and the Adviser’s prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any Proceeding.

Promptly as reasonably practicable after receipt by an Indemnified Person of notice of the commencement of any Proceeding, the Indemnified Person will, if a claim in respect thereof is to be made under this Indemnification Agreement, notify the Fund and the Adviser in writing of the commencement thereof; but the failure so to notify the Fund or the Adviser (i) will not relieve the Fund and the Adviser from liability under this Indemnification Agreement to the extent they are not materially prejudiced as a result thereof and (ii) in any event shall not relieve the Fund and the Adviser from any liability which they may have otherwise than an account of this Indemnification Agreement.

If such indemnification were not to be available for any reason, the Fund and the Adviser, jointly and severally, agree to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Fund or the Adviser (including, in the case of the Fund, the net proceeds from the Term Preferred Shares sold by Morgan Stanley in the Offering before deducting expenses) and its equity holders and affiliates, on the one hand, and Morgan Stanley, on the other hand, in the matters contemplated by the Fee Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Fund and the Adviser and their equity holders and affiliates, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations. The Fund and the Adviser agree that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Fund and the Adviser and their equity holders and affiliates, on the one hand, and the party entitled to contribution, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received by or paid to or contemplated to be received by or paid to the Fund and the Adviser or their equity holders or affiliates, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which Morgan Stanley has been retained to

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perform financial services bears to the fees paid to Morgan Stanley under the Fee Agreement; provided that in no event shall the Fund and the Adviser contribute less than the amount necessary to assure that Morgan Stanley is not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by Morgan Stanley pursuant to the Fee Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Fund or the Adviser or other conduct by the Fund or the Adviser (or their employees or other agents), on the one hand, or by Morgan Stanley, on the other hand.

This Indemnification Agreement, together with the Fee Agreement, any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this agreement) that relate to the Offering, represents the entire agreement between the Fund, the Adviser and the Indemnified Persons with respect to the fee paid to Morgan Stanley under the Fee Agreement.

The Fund and the Adviser acknowledge that in connection with the services performed pursuant to the Fee Agreement: (i) Morgan Stanley has acted at arm’s length, is not an agent of, and owes no fiduciary duties to, the Fund, the Adviser or any person affiliated with the Fund or the Adviser, (ii) Morgan Stanley owes the Fund and the Adviser only those duties and obligations set forth in this Indemnification Agreement and the Fee Agreement and (iii) Morgan Stanley may have interests that differ from those of the Fund and the Adviser. The Fund and the Adviser waive to the full extent permitted by applicable law any claims any of the Fund, the Adviser or any person affiliated with the Fund or the Adviser may have against Morgan Stanley arising from an alleged breach of fiduciary duty in connection with the services performed pursuant to the Fee Agreement.

The provisions of this Indemnification Agreement shall apply to the Activities and any modification thereof and shall remain in full force and effect regardless of any termination or the completion of Morgan Stanley’s services under the Fee Agreement.

This Indemnification Agreement may not be assigned by either party without prior written consent of the other party. No provision of this Indemnification Agreement may be amended or waived except by an instrument in writing signed by the parties hereto. This Indemnification Agreement and any claim, counterclaim, dispute or proceeding of any kind or nature whatsoever arising out of or in any way relating to this Indemnification Agreement (“Claim”), directly or indirectly, shall be governed by and construed in accordance with the internal laws of the State of New York. No Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York (and of the appropriate appellate courts therefrom), which courts shall have exclusive jurisdiction over the adjudication of such matters except as provided below. Each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Claim and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such Claim in any such court or that any such Claim brought in any such court has been brought in an inconvenient forum. Process in any such Claim may be served on any party anywhere in the world, whether

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within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party at the address provided in Section 11 of the Fee Agreement shall be deemed effective service of process on such party to the extent consistent with applicable laws. EACH OF MORGAN STANLEY, THE FUND AND THE ADVISER WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT. EACH OF MORGAN STANLEY, THE FUND AND THE ADVISER AGREE THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON MORGAN STANLEY, THE FUND AND THE ADVISER, AS THE CASE MAY BE, AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH MORGAN STANLEY, THE FUND OR THE ADVISER ARE OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT. This Indemnification Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Indemnification Agreement by facsimile or other electronic transmission that accurately depicts a manual signature shall be effective as delivery of a manually executed counterpart hereof.

A copy of the Declaration of Trust of the Fund is on file with the Secretary of the Commonwealth of Massachusetts, and notice hereby is given that this Indemnification Agreement is executed on behalf of the Fund by an officer of the Fund in his or her capacity as an officer of the Fund and not individually and that the obligations under or arising out of this Indemnification Agreement are not binding upon any of the trustees, officers or shareholders individually but are binding only upon the assets and properties of the Fund.

(Signature Pages Follow)

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Very Truly Yours,

NUVEEN FUND ADVISORS, LLC

By:
Name:
Title:

NUVEEN SHORT DURATION CREDIT OPPORTUNITIES FUND

By:
Name:	Kevin J. McCarthy
Title:	Vice President

Accepted and agreed to as of the date first above written:

MORGAN STANLEY & CO. LLC

By:
Name:
Title: